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                               EXHIBIT INDEX


EXHIBIT NO.       TITLE OF DOCUMENT

    23.    1a.   Consents of Kenny S&P Evaluation
                  Services, a division of J.J. Kenny
                  Co., Inc.

             1b. Consent of Deloitte & Touche LLP

             1d. Consents of Standard & Poor's
                  Ratings Services, a division of The
                  McGraw-Hill Companies, Inc.

    27.     1.  Financial Data Schedule of
                Dean Witter Select Municipal Trust,
                  Insured California Series 59

            2.  Financial Data Schedule of
                Dean Witter Select Municipal Trust,
                  Insured California Intermediate
                    Term Series 5